UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2014

Cogent Communications Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51829	46-5706863
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia	20007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  202-295-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2014 the Company filed a Current Report on Form 8-K (the “Original Report”), reporting that on November 3, 2014, the Board of Directors of the Company had amended and restated the Bylaws of the Company to add Article 62, stipulating the forum for certain types of litigation, and Article 63, concerning litigation costs (the “Amendments”).

On March 27, 2015, certain stockholders of the Company filed a complaint (the “Complaint”) in the Court of Chancery of the State of Delaware challenging the authority of the Company’s Board of Directors to adopt the Amendments.

On March 30, 2015, in response to the concerns raised by the stockholders in the Complaint, the Board of Directors of the Company voted to rescind its prior action of November 3, 2014 and remove the Amendments from the Bylaws of the Company.  Therefore, the Company is filing this amendment to the Original Report to file the Bylaws of the Company, as amended and restated by the Board of Directors on March 30, 2015.  These Bylaws, as amended and restated, remove the Amendments and are therefore identical to the bylaws of the Company in effect upon its formation on April 17, 2014 and prior to the adoption of the Amendments in November 2014.

The foregoing summaries of the Bylaws, as amended and restated on March 30, 2015, and the Complaint do not purport to be complete and are qualified in their entirety by reference to the full text of the Bylaws, as amended and restated on March 30, 2015 and the Complaint (without exhibits), each of which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.2	Bylaws of Cogent Communications Holdings, Inc., as amended and restated by the Board of Directors on March 30, 2015.

99.1	Complaint of the City of Sunrise Firefighters’ Retirement Fund as filed with the Court of Chancery of the State of Delaware on March 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

March 30, 2015	By:	/s/David Schaeffer
Name: David Schaeffer
Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

3.2	Bylaws of Cogent Communications Holdings, Inc., as amended and restated by the Board of Directors on March 30, 2015.

99.1	Complaint of the City of Sunrise Firefighters’ Retirement Fund as filed with the Court of Chancery of the State of Delaware on March 27, 2015.